Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpowercorp.com

SunPower Reports First-Quarter 2013 Results

Q1 2013 GAAP Revenue of $635 million, Non-GAAP Revenue of $575 million

SAN JOSE, Calif., May 2, 2013 – SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2013 first quarter ended March 31, 2013.

($ Millions except per-share data)	1st Quarter 2013	4th Quarter 2012	1st Quarter 2012
GAAP revenue (1)	$635.4	$678.5	$494.1
GAAP gross margin	9.3%	6.9%	9.2%
GAAP net loss (2)	$(54.7)	$(144.8)	$(74.5)
GAAP net loss per diluted share (2)	$(0.46)	$(1.22)	$(0.67)
Non-GAAP gross margin (3)	22.7%	18.7%	12.7%
Non-GAAP net income (loss) per diluted share (3)	$0.22	$0.18	$(0.12)
Megawatts (MW) produced	208	153	297

(1)
GAAP revenue includes $60.8 million for the first quarter of fiscal 2013 and excludes $106.1 million and $86.2 million for the fourth and first quarter of fiscal 2012, respectively, in revenue related to the construction of utility power plant projects and construction activities. See details in the non-GAAP measures disclosure included in this press release.

(2)
GAAP results include approximately $90.4 million, $179.3 million and $54.0 million for the first quarter of fiscal 2013, the fourth quarter of fiscal 2012 and the first quarter of fiscal 2012, respectively, in net, pre-tax charges and adjustments excluded from non-GAAP results. See details in the non-GAAP measures disclosure included in this press release.

(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“SunPower started 2013 with strong quarterly performance.  Our results reflect the benefits of our superior solar panel technology combined with strong performance from both our rooftop and ground mount teams,” said Tom Werner, SunPower president and CEO. “Regionally, North America posted excellent results in all end segments. In our power plant business, we started initial construction of the 579-megawatt (MW) Antelope Valley Solar Projects (AVSP) for MidAmerican Solar and reached 90 percent completion on the California Valley Solar Ranch (CVSR) project owned by NRG Energy. With installation at CVSR expected to be finished by the end of the second quarter, we are on plan for full project completion by the end of the year. Demand in the residential lease business remained solid and once again exceeded our finance capacity in the first quarter.

"Additionally, demand in Japan remains very strong as Toshiba and Sharp accounted for approximately 25 percent of total first-quarter shipments. Finally, in Europe, we saw modest improvement in industry conditions during the quarter and are on track to return to profitability in the region by the end of 2013,” concluded Werner.

Key milestones achieved by the company since the fourth quarter of 2012 include:

•	Initiated construction activities for the 579-MW AVSP for MidAmerican Solar

•	Installed more than 225-MW to date for the 250-MW CVSR project

•	Dedicated first MW-scale SunPower® C7 Tracker deployment for Salt River Project in Arizona

•	SunPower and its partners awarded 65-MW in recent French tender

•	Signed 5-MW agreement with Verizon to be deployed over six states

•	Residential lease program - 16,200 customers with approximately 130-MW booked to date

•	Generated $216 million in free cash flow including lease financings

“As a result of solid execution, we exceeded our financial targets for the quarter while further strengthening our balance sheet,” said Chuck Boynton, SunPower CFO. “We also continued to prudently manage our working capital needs as we reduced inventory and generated $216 million in free cash flow during the quarter. With our strong project backlog, continued growth in residential lease and global focus on improving our cost structure, we remain confident in achieving our 2013 financial targets.”

First quarter fiscal 2013 GAAP results include pre-tax charges, expenses and adjustments totaling approximately $90.4 million, including a $68.1 million gross margin adjustment related to the timing of revenue recognition from utility power plant projects and construction activities; $8.5 million in stock-based compensation expense; $11.9 million in non-cash interest expense; a benefit of $0.6 million in restructuring related to the October 2012 restructuring plan, and $2.3 million of other adjustments. These adjustments and charges are excluded from the company's non-GAAP results. Additionally, first quarter GAAP results include an adjustment of approximately $60.8 million in revenue related to GAAP real estate accounting requirements.

Second Quarter 2013 Financial Outlook
SunPower will provide the company's second quarter and fiscal year 2013 outlook at its Analyst Day to be held on May 15, 2013 in New York City starting at 10:00 a.m. Eastern Time. Please note that the entire event will be webcast and relevant materials will be posted to the company's website prior to the commencement of the event. To listen to the webcast, investors are encouraged to visit the company's Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm to register.

The company will host a conference call for investors this afternoon to discuss its first quarter 2013 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower's website at http://investors.sunpowercorp.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first quarter 2013 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company's quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “strategy,” “roadmap,” “expected,” “on plan,” “on track,” “ continue to,” “continued,” “remain confident,” “outlook” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) remaining on plan to complete the construction of CVSR by end of 2013, (b) on track to return to profitability by end of 2013 in Europe, (c) prudent management of working capital needs, (d) being able to recognize revenue on project backlog, (e) growing the residential lease program, and (f) achieving 2013 financial targets. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (i) increasing supply and competition in the industry and lower average selling prices, impact on revenues, gross margins, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (ii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, and the impact of such changes on our revenues, financial results, and any potential impairments or write off to our intangible assets, project assets and long-lived assets; (iii) company's success in completing the design, construction and maintenance of CVSR and Antelope Valley Solar Ranch, and any early termination in the agreements between NRG or MidAmerican and SunPower for these projects, and any liquidated damages that are payable under these agreements; (iv) the company's ability to meet its cost reduction plans and reduce its operating expenses; (v) the company's ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items, third parties' willingness to renegotiate or cancel above market contracts, and the resolution of any disputes, arbitration or litigation relating to suppliers; (vi) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vii) the company's ability to obtain additional financing for its residential lease program and its ability to grow the residential lease program in NA and globally; (viii) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto; (ix) timeline for revenue recognition and impact on the company's operating results; (x) the significant investment required to construct power plants and the company's ability to sell or otherwise monetize power plants; (xi) fluctuations in the company's operating results and its unpredictability; (xii) the availability of financing arrangements for the company's projects and the company's customers; (xiii) potential difficulties associated with operating the joint venture with AUO; (xiv) success in achieving cost reduction, and the company's ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company's liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise;(xvii) the company's ability to achieve the expected benefits from its relationship with Total S.A.; (xviii) the success of the company's ongoing research and development efforts and the acceptance of the company's new products and services; (xix) the company's ability to protect its intellectual property; (xx) the company's exposure to foreign exchange, credit and interest rate risk; (xxi) the joint venture in China's ability to obtain all required government approvals and the company's ability to successfully operate the joint venture in China; (xx) being able to manage market conditions in Europe and reach profitability in Europe; (xxi) the accuracy of assumptions and compliance with treasury cash grant and IRS guidance, and the timing and amount of cash grant and investment tax credit received, including the impact of sequestration; (xxii) possible consolidation of the joint venture AUO SunPower; and (xxiii) other risks described in the company's Annual Report on Form 10-K for the year ended December 30, 2012 and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar. 31, 2013	Dec. 30, 2012
ASSETS
Cash and cash equivalents	$505,587	$457,487
Restricted cash and cash equivalents	29,167	46,964
Investments	10,860	10,885
Accounts receivable, net	303,009	398,150
Costs and estimated earnings in excess of billings	37,244	36,395
Inventories	281,367	291,386
Advances to suppliers	355,724	351,405
Prepaid expenses and other assets	734,226	889,116
Property, plant and equipment, net	806,143	774,909
Project assets—plants and land	98,793	83,507
Other intangible assets, net	597	744
Total assets	$3,162,717	$3,340,948
LIABILITIES AND EQUITY
Accounts payable	$333,684	$414,335
Accrued and other liabilities	693,044	582,991
Billings in excess of costs and estimated earnings	222,853	225,550
Bank loans and other debt	233,717	390,361
Convertible debt	442,710	438,629
Customer advances	293,955	295,730
Total liabilities	2,219,963	2,347,596
Stockholders’ equity	937,712	993,352
Noncontrolling interest in subsidiary	5,042	—
Total equity	942,754	993,352
Total liabilities and equity	$3,162,717	$3,340,948

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012
Revenue:
AMERICAS	$484,122	$520,200	$281,493
EMEA	68,652	89,410	156,110
APAC	82,659	68,915	56,528
Total revenue	635,433	678,525	494,131
Cost of revenue:
AMERICAS	416,081	437,355	242,119
EMEA	91,494	137,071	156,845
APAC	68,545	57,222	49,919
Total cost of revenue	576,120	631,648	448,883
Gross margin	59,313	46,877	45,248
Operating expenses:
Research and development	13,170	17,670	16,726
Selling, general and administrative	70,092	101,858	76,194
Restructuring charges	(337)	39,634	3,046
Total operating expenses	82,925	159,162	95,966
Operating loss	(23,612)	(112,285)	(50,718)
Other income (expense), net	(35,035)	(24,443)	(19,031)
Loss before income taxes and equity in earnings (loss) of unconsolidated investees	(58,647)	(136,728)	(69,749)
Provision for income taxes	(2,989)	(9,300)	(1,356)
Equity in earnings (loss) of unconsolidated investees	(333)	1,257	(3,425)
Net loss	(61,969)	(144,771)	(74,530)
Net loss attributable to noncontrolling interest (1)	7,273	—	—
Net loss attributable to stockholders	$(54,696)	$(144,771)	$(74,530)

Net loss per share attributable to stockholders:
Net loss per share – basic	$(0.46)	$(1.22)	$(0.67)
Net loss per share – diluted	$(0.46)	$(1.22)	$(0.67)
Weighted-average shares:
- Basic	119,553	119,148	111,785
- Diluted	119,553	119,148	111,785

(1)	Under GAAP, this represents income to stockholders.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012

Net loss	$(61,969)	$(144,771)	$(74,530)
Components of comprehensive loss:
Translation adjustment	(1,343)	843	5,998
Net unrealized gain (loss) on derivatives	2,835	22	(5,750)
Income taxes	(533)	(4)	1,080
Net change in accumulated other comprehensive income (loss)	959	861	1,328
Total comprehensive loss	(61,010)	(143,910)	(73,202)
Comprehensive loss attributable to noncontrolling interest (1)	7,273	—	—
Comprehensive loss attributable to stockholders	$(53,737)	$(143,910)	$(73,202)

(1)	Under GAAP, this represents comprehensive income to stockholders.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012
			(1)
Cash flows from operating activities:
Net loss	$(61,969)	$(144,771)	$(74,530)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	8,516	9,260	12,541
Depreciation	23,620	25,909	29,071
Loss on retirement of property, plant and equipment	—	21,408	—
Amortization of other intangible assets	147	1,015	2,782
Gain on mark-to-market derivatives	—	—	(13)
Non-cash interest expense	11,890	8,841	7,099
Amortization of debt issuance costs	1,094	946	1,019
Third-party inventories write-down	—	—	9,045
Equity in (earnings) loss of unconsolidated investees	333	(1,257)	3,425
Deferred income taxes and other tax liabilities	4,724	(4,442)	(2,306)
Changes in operating assets and liabilities:
Accounts receivable	60,340	(113,343)	87,672
Costs and estimated earnings in excess of billings	(849)	29,167	2,784
Inventories	(5,606)	78,400	(86,539)
Project assets	(35,250)	78,520	(39,027)
Prepaid expenses and other assets	197,489	(100,720)	(67,498)
Advances to suppliers	(4,319)	6,110	(15,724)
Accounts payable and other accrued liabilities	(28,825)	134,572	9,140
Billings in excess of costs and estimated earnings	(2,697)	85,926	(665)
Customer advances	(1,775)	25,663	1,016
Net cash provided by (used in) operating activities	166,863	141,204	(120,708)
Cash flows from investing activities:
Decrease (increase) in restricted cash and cash equivalents	17,797	(21,750)	43,944
Purchases of property, plant and equipment	(12,042)	(25,753)	(32,782)
Cash paid for solar power systems, leased and to be leased	(41,688)	(49,791)	(15,921)
Proceeds from sale of equipment to third-party	11	5	416
Cash received for sale of investment in unconsolidated investee	—	—	17,403
Cash paid for investments in unconsolidated investees	—	(3,817)	—
Net cash provided by (used in) investing activities	(35,922)	(101,106)	13,060
Cash flows from financing activities:
Proceeds from issuance of bank loans, net of issuance costs	—	25,000	—
Proceeds from issuance of project loans, net of issuance costs	24,061	—	—
Proceeds from residential lease financing	39,090	33,568	—
Proceeds from sale-leaseback financing	33,850	—	—
Contributions from noncontrolling interest	12,315	—	—
Repayment of bank loans, project loans and other debt	(180,501)	(27,651)	(100,592)
Cash paid for repurchased convertible debt	—	—	(198,608)
Proceeds from private offering of common stock, net of issuance costs	—	—	163,681
Cash distributions to Parent in connection with the transfer of entities under common control	—	8,653	(178,290)
Proceeds from exercise of stock options	25	—	8
Purchases of stock for tax withholding obligations on vested restricted stock	(10,739)	(261)	(3,885)
Net cash provided by (used in) financing activities	(81,899)	39,309	(317,686)
Effect of exchange rate changes on cash and cash equivalents	(942)	954	1,853
Net increase (decrease) in cash and cash equivalents	48,100	80,361	(423,481)
Cash and cash equivalents at beginning of period	457,487	377,126	725,618
Cash and cash equivalents, end of period	$505,587	$457,487	$302,137

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$33,969	$13,554	$—
Property, plant and equipment acquisitions funded by liabilities	$5,042	$6,408	$6,419
Costs of solar power systems, leased and to be leased, sourced from existing inventory	$15,536	$37,625	$12,363
Costs of solar power systems, leased and to be leased, funded by liabilities	$4,070	$6,544	$2,150
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	$20,066	$—	$—
Non-cash interest expense capitalized and added to the cost of qualified assets	$159	$612	$364
Issuance of warrants in connection with the Liquidity Support Agreement	$—	$—	$50,327

(1)	As adjusted to conform to the current period presentation for solar power systems leased and to be leased.

(In thousands, except per share data)
	THREE MONTHS ENDED			THREE MONTHS ENDED
	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012
	(Presented on a GAAP Basis)			(Presented on a non-GAAP Basis)
Gross margin	$59,313	$46,877	$45,248	$130,492	$146,960	$73,529
Operating income (loss)	$(23,612)	$(112,285)	$(50,718)	$55,430	$58,654	$(6,102)
Net income (loss) per share attributable to stockholders:
- Basic	$(0.46)	$(1.22)	$(0.67)	$0.23	$0.18	$(0.12)
- Diluted	$(0.46)	$(1.22)	$(0.67)	$0.22	$0.18	$(0.12)

About SunPower's Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss), net income (loss) per share and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). Management believes that each of these non-GAAP measures (gross margin, operating income (loss), net income (loss) per share and Adjusted EBITDA) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

•
Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including stock-based compensation, non-cash interest expense and other items as described below. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including stock-based compensation, non-cash interest expense, restructuring charges, and other items as described below. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower's core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

•
Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including stock-based compensation, non-cash interest expense, restructuring charges, other items as described below, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

•
Adjusted EBITDA. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including stock-based compensation, non-cash interest expense, restructuring charges, cash interest expense, net of interest income, provision for income taxes, depreciation, net loss from noncontrolling interest and other items as described below. In addition, the presentation of Adjusted EBITDA includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

Included items

•
Utility and power plant projects. The Company includes adjustments to non-GAAP revenue and non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S GAAP real estate accounting guidance. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

Excluded Items

•
Stock-based compensation expense. Stock-based compensation expense relates primarily to SunPower stock awards such as restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the Company's core performance against the performance of other companies without the variability created by stock-based compensation.

•
Non-cash interest expense. SunPower separately accounted for the liability and equity components of its convertible debt issued in 2007 in a manner that reflected interest expense equal to its non-convertible debt borrowing rate. In addition, SunPower measured the two share lending arrangements entered into in connection with its convertible debt issued in 2007 at fair value and amortized the imputed share lending costs in current and prior periods. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 1.25% senior convertible debentures and 0.75% senior convertible debentures.

In addition, SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the Company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement.  As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the Company's performance against the performance of other companies without non-cash interest expense.

•
Restructuring charges. In October 2012, the Company approved a reorganization to accelerate operating cost reduction and improve overall operating efficiency (the October 2012 Restructuring Plan). Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Other. Beginning with the first quarter of fiscal 2013 the Company has combined amounts previously disclosed under separate captions. These amounts were previously disclosed under one of the following captions:

•	Goodwill and other intangible asset impairment

•	Amortization of intangible assets

•	Restructuring charges (related to actions prior to the October 2012 Restructuring Plan)

•	Charges on manufacturing step reduction plan

•	Non-recurring idle equipment impairment

•	Class action settlement

•	Acquisition and integration costs

•	Loss on change in European government incentives

•	Gain (loss) on mark-to-market derivative instruments

•	Gain on share lending arrangement

•	Gain on sale of equity interest in unconsolidated investee

The adjustment recorded in “Other” for the first quarter of fiscal 2013 is primarily driven by adjustments which would have previously been disclosed under “Acquisition and integration costs” and “Charges on manufacturing step reduction program.”

•
Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. The Company's non-GAAP tax amount is based on estimated cash tax expense and reserves.  This approach is designed to enhance the ability of investors to understand the Company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The Company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

•
Cash interest expense, net of interest income. Specifically to calculate Adjusted EBITDA, the Company excludes cash interest expense, net of interest income that is recorded during the period. Non-cash interest expense is included within the “Non-cash interest expense” caption as described above.

•	Provision for income taxes. Specifically to calculate Adjusted EBITDA, the Company excludes the provision for income taxes that is recorded during the period.

•
Depreciation. Specifically to calculate Adjusted EBITDA, the Company excludes depreciation that is recorded during the period. Amortization of intangible assets is included within the “Other” caption as described above.

•
Net loss attributable to noncontrolling interest. Specifically to calculate Adjusted EBITDA, the Company excludes the net loss attributable to noncontrolling interest that is recorded during the period.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED
	Mar. 31, 2013		Dec. 30, 2012		Apr. 1, 2012
GAAP AMERICAS revenue	$484,122		$520,200		$281,493
Utility and power plant projects	(60,801)		106,052		86,203
Non-GAAP AMERICAS revenue	$423,321		$626,252		$367,696
GAAP EMEA revenue	$68,652		$89,410		$156,110
Other	—		—		(193)
Non-GAAP EMEA revenue	$68,652		$89,410		$155,917
GAAP total revenue	$635,433		$678,525		$494,131
Utility and power plant projects	(60,801)		106,052		86,203
Other	—		—		(193)
Non-GAAP total revenue	$574,632		$784,577		$580,141
GAAP AMERICAS gross margin	$68,041	14.1%	$82,845	15.9%	$39,374	14.0%
Utility and power plant projects	68,138		82,294		15,758
Stock-based compensation expense	778		1,438		1,129
Non-cash interest expense	220		293		218
Other	359		8,698		4,337
Non-GAAP AMERICAS gross margin	$137,536	32.5%	$175,568	28.0%	$60,816	16.5%
GAAP EMEA gross margin	$(22,842)	(33.3)%	$(47,661)	(53.3)%	$(735)	(0.5)%
Stock-based compensation expense	441		693		965
Non-cash interest expense	129		101		176
Other	186		2,986		4,088
Non-GAAP EMEA gross margin	$(22,086)	(32.2)%	$(43,881)	(49.1)%	$4,494	2.9%
GAAP APAC gross margin	$14,114	17.1%	$11,693	17.0%	$6,609	11.7%
Stock-based compensation expense	491		453		265
Non-cash interest expense	179		102		65
Other	258		3,025		1,280
Non-GAAP APAC gross margin	$15,042	18.2%	$15,273	22.2%	$8,219	14.5%
GAAP total gross margin	$59,313	9.3%	$46,877	6.9%	$45,248	9.2%
Utility and power plant projects	68,138		82,294		15,758
Stock-based compensation expense	1,710		2,584		2,359
Non-cash interest expense	528		496		459
Other	803		14,709		9,705
Non-GAAP total gross margin	$130,492	22.7%	$146,960	18.7%	$73,529	12.7%
GAAP operating expenses	$82,925		$159,162		$95,966
Stock-based compensation expense	(6,806)		(6,676)		(10,182)
Non-cash interest expense	(40)		(34)		(26)
October 2012 Restructuring Plan	578		(30,227)		—
Other	(1,595)		(33,919)		(6,127)
Non-GAAP operating expenses	$75,062		$88,306		$79,631
GAAP operating loss	$(23,612)		$(112,285)		$(50,718)
Utility and power plant projects	68,138		82,294		15,758
Stock-based compensation expense	8,516		9,260		12,541
Non-cash interest expense	568		530		485
October 2012 Restructuring Plan	(578)		30,227		—
Other	2,398		48,628		15,832
Non-GAAP operating income (loss)	$55,430		$58,654		$(6,102)

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO STOCKHOLDERS:

	THREE MONTHS ENDED
	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012
Basic:
GAAP net loss per share attributable to stockholders	$(0.46)	$(1.22)	$(0.67)
Reconciling items:
Utility and power plant projects	0.57	0.69	0.15
Stock-based compensation expense	0.07	0.08	0.11
Non-cash interest expense	0.10	0.07	0.06
October 2012 Restructuring Plan	—	0.25	—
Other	0.02	0.42	0.17
Tax effect	(0.07)	(0.11)	0.06
Non-GAAP net income (loss) per share attributable to stockholders	$0.23	$0.18	$(0.12)
Diluted:
GAAP net loss per share attributable to stockholders	$(0.46)	$(1.22)	$(0.67)
Reconciling items:
Utility and power plant projects	0.56	0.69	0.15
Stock-based compensation expense	0.07	0.08	0.11
Non-cash interest expense	0.10	0.07	0.06
October 2012 Restructuring Plan	—	0.25	—
Other	0.02	0.42	0.17
Tax effect	(0.07)	(0.11)	0.06
Non-GAAP net income (loss) per share attributable to stockholders	$0.22	$0.18	$(0.12)
Weighted-average shares:
GAAP net loss per share attributable to stockholders:
- Basic	119,553	119,148	111,785
- Diluted	119,553	119,148	111,785
Non-GAAP net income (loss) per share attributable to stockholders:
- Basic	119,553	119,148	111,785
- Diluted	125,487	120,034	111,785

ADJUSTED EBITDA:

	THREE MONTHS ENDED
	Mar. 31, 2013	Dec. 30, 2012	Apr. 1, 2012

GAAP net loss attributable to stockholders	$(54,696)	$(144,771)	$(74,530)
Utility and power plant projects	68,138	82,294	15,758
Stock-based compensation expense	8,516	9,260	12,541
Non-cash interest expense	11,890	8,841	7,099
October 2012 Restructuring Plan	(578)	30,227	—
Other	2,398	48,628	18,572
Cash interest expense, net of interest income	15,457	11,545	11,745
Provision for income taxes	2,989	9,300	1,356
Depreciation	23,620	25,909	29,071
Net loss attributable to noncontrolling interest	(7,273)	—	—
Adjusted EBITDA	$70,461	$81,233	$21,612

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower's non-GAAP gross margin, operating income (loss) and net income (loss) per share measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)
THREE MONTHS ENDED

	March 31, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(60,801)	$—	$—	$128,939	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	778	441	491	1,122	5,684	—	—	—
Non-cash interest expense	—	—	—	220	129	179	17	23	—	11,322	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	(578)	—	—
Other	—	—	—	359	186	258	—	1,354	241	—	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(8,448)
	$(60,801)	$—	$—	$130,296	$756	$928	$1,139	$7,061	$(337)	$11,322	$(8,448)

	December 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$106,052	$—	$—	$(23,758)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,438	693	453	1,085	5,591	—	—	—
Non-cash interest expense	—	—	—	293	101	102	5	29	—	8,311	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	30,227	—	—
Other	—	—	—	8,698	2,986	3,025	2,226	22,286	9,407	—	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(12,823)
	$106,052	$—	$—	$(13,329)	$3,780	$3,580	$3,316	$27,906	$39,634	$8,311	$(12,823)

	April 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant project	$86,203	$—	$—	$(70,445)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,129	965	265	1,780	8,402	—	—	—
Non-cash interest expense	—	—	—	218	176	65	3	23	—	6,614	—
Other	—	(193)	—	4,337	4,281	1,280	—	3,081	3,046	2,740	—
Tax effect	—	—	—	—	—	—	—	—	—	—	7,108
	$86,203	$(193)	$—	$(64,761)	$5,422	$1,610	$1,783	$11,506	$3,046	$9,354	$7,108